EXHIBIT 10.21

July 20, 2010

DOCUMENT: CSI/PG/NETQIN-2010-9988

Cellular Spyware Inc.
6574 North State rd. Suite 278
Coconut Creek FL 33073
(877) 797-7274

NetQin Mobile Inc. c/o CARD Corporation Services Ltd. of Zephyr House
122 Mary Street P.O. Box 709 Grand Cayman KY 1-1107 Cayman Islands

Re:
Amendment to Master License Agreement CSI/PG/20090820/88866 Aug 20, 2009

Dear Alex,

This letter sets forth the agreement with regard to the following amendments to that certain International Licensing Agreement (the “Agreement”) dated August 20, 2009 by and between NetQin Mobil Inc. (“Licensor”) and Cellular Spyware, Inc. (“Original Licensee”) Master License Agreement CSI/PG/20090820/88866

TERM

This amendment is to extend the CSI exclusive master license for a period of Five Years, (5) for offline retail sales channels.

PRICING:

Pricing will be $6.00 (USD) per one year license for retail sales.

Pricing for carrier or insurance carrier 10 million customers or more will be

Set and adjusted at time of contract negotiation with that entity.

CSI will make its monthly accounting transparent to Netqin for review.

The exclusive right may be terminated by the licensor if the licensee fails to sell a minimum of 100,000 licenses within the first six months, or 500,000 licenses within the first nine months within the first year.

The exclusive right may be terminated by the licensor if the licensee fails to sell a minimum of amount of licenses as specified below:

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Year One,	1 million licenses
Year Two,	2 million licenses
Year Three	5 million licenses
Year Four	8 million licenses
Year Five	10 million licenses

TOTAL FOR FIVE YEARS 26 MILLION LICENSES @ $6.00 = $156,000,000

USD150,000 pre-paid to the licensor is not deductable from future revenue.

EXCLUSIVETY

CSI agrees to make Netqin its sole mobile and anti virus software provider. Netqin has the right to terminate the exclusive right, if CSI sublicense Netqin’s product to any other party besides OPMG.

PRODUCT

CSI agrees to sell Netqin brand product to Brazil in separate contract.

CONDITIONS

All conditions of Master License CSI/PG/20090820/88866 will remain the same.

LICENSEE: Cellular Spyware Inc. Agreed to:	LICENSOR: NetQin Mobile Inc. Agreed to:

/s/ Anthony Sasso	/s/ Alex Zhou
By: Anthony Sasso	By: Alex Zhou (a.k.a. Zhou, Yuan)
President	Director of Overseas Marketing
With full Corporate and	With full Corporate and
Irrevocable Authority & Responsibility	Irrevocable Authority & Responsibility

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